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                                                                    Exhibit 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRANSGENOMIC, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED REVOLVING NOTE

          FOR VALUE RECEIVED, TRANSGENOMIC, INC. a Delaware corporation (the "BORROWER"), promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns, on order, the sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), without duplication of any amount owing by Borrower to Holder under the Minimum Borrowing Notes (as defined in the Security Agreement referred to below), or, if different, the aggregate principal amount of all "Loans" (as such term is defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on December 3, 2006 (the "MATURITY DATE").

          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated as of the date hereof (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT").

The following terms shall apply to this Note:

                                    ARTICLE I
                                    INTEREST

          1.1. INTEREST RATE AND PAYMENTS. Subject to Sections 5.3 and 6.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Contract Rate") equal to the "prime rate" published in THE WALL STREET JOURNAL from time to time, plus two percent (2.00%), but in no event less than six percent (6%) per annum. The prime rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate in accordance with the terms of the Security Agreement. The Contract Rate shall be further adjusted from time to time as follows: if (i) the Borrower shall have registered the shares of the Borrower's common stock underlying the conversion of each applicable Minimum Borrowing Note and that certain warrant issued to Holder on a registration statement declared effective by the Securities Exchange Commission, and (ii) the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the ten (10) trading days immediately preceding an Interest Payment Date (defined below)

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exceeds the then applicable Fixed Conversion Price by a multiple of at least fifteen percent (15%), then the Contract Rate for the succeeding calendar month shall automatically be reduced by twenty five basis points (25 b.p.) for such period for each such multiple of fifteen percent (15%). Interest shall be payable monthly in arrears commencing on January 1, 2004 and on the first day of each consecutive calendar month thereafter (each, an "Interest Payment Date").

                                   ARTICLE II
            ADVANCES, BORROWER CONVERSION RIGHTS, PAYMENTS UNDER NOTE

          2.1. MECHANICS OF ADVANCES. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

          2.2. BORROWER'S CONVERSION RIGHTS. Subject to the terms hereof, the Borrower shall have the sole option to determine whether to satisfy payment of any payment of principal or interest when due either in cash or in shares of Common Stock (as defined in the Security Agreement), or a combination of both. Each month by the tenth (10th) day of such month, the Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit A attached hereto electing to pay the amount specified therein payable on the first day of the next month in either cash or Common Stock, or a combination of both (each, a "REPAYMENT ELECTION NOTICE"). Each Repayment Election Notice shall be delivered to the Holder not later than the tenth (10th) day of the month prior to the applicable payment date (the date by which such notice is required to be given being hereinafter referred to as the "NOTICE DATE"). If, for any amount which is due on any repayment date, a Repayment Election Notice is not delivered to the Holder by the applicable Notice Date for such repayment date, then the amount due on such repayment date shall be paid in cash. If the Borrower repays all or a portion of the amount due on any payment date in shares of Common Stock, the number of such shares to be issued for such payment date shall be the number determined by dividing (x) the amount to be paid in shares of Common Stock, by
(y) the Fixed Conversion Price. For purposes hereof, subject to Section 3.5 hereof, the "FIXED CONVERSION PRICE" means $2.20.

          2.3. NO EFFECTIVE REGISTRATION. Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from exercising its right to repay any amount hereunder in shares of Common Stock if at any time from the Notice Date for such payment through the date upon which such payment is made by delivery of certificates for shares of Common Stock (i) there fails to exist an effective registration statement on Form S-3, covering the resale of shares of Common Stock to be issued, or (ii) an Event of Default hereunder exists and is continuing, unless such Event of Default is otherwise cured.

          2.4. COMMON STOCK PAYMENT GUIDELINES. Notwithstanding anything to the contrary herein, if the Borrower has elected to make a payment hereunder in shares of Common Stock and the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the eleven (11) trading days preceding the scheduled payment date was less than 110% of the Fixed Conversion Price, then the Holder shall have the option to refuse to accept any portion of such payment in shares of Common Stock.

          2.5. OPTIONAL PAYMENTS IN COMMON STOCK. Subject to Section 2.2 hereof, if the Borrower elects to pay interest or prepay principal and the average closing price of the

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Common Stock on the Principal Market is greater than 110% of the Fixed
Conversion Price for a period of at least five (5) consecutive trading days, then the Borrower may, AT ITS SOLE OPTION, provide the Holder written notice (a "CALL NOTICE") requiring the conversion at the Fixed Conversion Price of (a) in the case of interest, all interest due and payable for the current calendar month and (b) in the case of principal, all or a portion of the outstanding principal of this Note (subject to compliance with Section 2.3 and 3.2), together with accrued interest on the principal amount being prepaid, in each case, as of the date set forth in such Call Notice (the "CALL DATE"). The Call Date shall be (a) in the case of interest, at least eleven (11) trading days prior to the first day of the immediately succeeding calendar month and (b) in the case of principal, at least eleven (11) trading days following the date of the Call Notice. On the Call Date the Borrower shall deliver to the Holder certificates evidencing the shares of Common Stock issued in satisfaction of the principal and/or interest being retired. Notwithstanding the foregoing, the Borrower's right to issue shares of Common Stock in payment of obligations under this Note shall be subject to the limitation that the number of shares of Common Stock issued at the Fixed Conversion Price in connection with any Call Notice shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the ten (10) trading days immediately preceding the Call Date (as such volume is reported by Bloomberg, L.P. If the closing price of the Common Stock is below 110% of the Fixed Conversion Price during the ten (10) trading day period immediately preceding the Call Date, then the Holder will then be required to convert only such amount of the Note as shall equal twenty five percent (25%) of the aggregate dollar trading volume (as such volume is reported by Bloomberg L.P.) for each day that the closing price of the Common Stock exceeded 110% of the then applicable Fixed Conversion Price. The Borrower shall not be permitted to give the Holder more than one Call Notice under this Note during any 22-day period.

          2.6. OPTIONAL PREPAYMENT IN CASH. The Borrower will have the option of prepaying this Note in full or in part at any time without any premium or penalty other than the prepayment fees under Section 16 of the Security Agreement in the event this Note is paid in full.

                                   ARTICLE III
                           HOLDER'S CONVERSION RIGHTS

          3.1. OPTIONAL CONVERSION. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default (as defined in Article
V), and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

          3.2. CONVERSION LIMITATION. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder including those issuable upon exercise of warrants held by such Holder would exceed 4.99% of the outstanding shares of Common Stock of the Borrower at the time of conversion. For the

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purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 3.2 shall automatically become null and void without any notice to Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Borrower.

          3.3. MECHANICS OF HOLDER'S CONVERSION. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) Business Days after the Conversion Date. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) Business Days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) Business Days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

          3.4. LATE PAYMENTS. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to $500 per business day after the Delivery Date. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

          3.5. ADJUSTMENT PROVISIONS. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

               A. RECLASSIFICATION, ETC. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number

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of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

               B. STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

               C. SHARE ISSUANCES. Subject to the provisions of this Section 3.5, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset pursuant to the formula below. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities. If the Borrower issues any additional shares pursuant to this Subsection then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

                                      A + B
                          (A + B) + [((C - D) X B) / C]

              A = Actual shares outstanding prior to such offering
                     B = Actual shares sold in the offering
                           C = Fixed Conversion Price
                                 D = Offer Price

               D. COMPUTATION OF CONSIDERATION. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

                    (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

                    (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be

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deemed to be the fair market value thereof as determined in good faith by the
Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

                    (c) Upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

          3.6. RESERVATION OF SHARES. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

          3.7. REGISTRATION RIGHTS. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

          The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

          4.1. FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Security Agreement, when due in accordance with the terms of such note.

          4.2. BREACH OF COVENANT. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

          4.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, or the Security Agreement, or in any Ancillary Agreement shall be materially false or misleading.

          4.4. STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System,

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American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

          4.5. DEFAULT UNDER RELATED AGREEMENT. The occurrence of an Event of Default under and as defined in the Security Agreement.

          4.6 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Securities Purchase Agreement, or if required, a replacement Note if such failure to timely deliver Common Stock shall not be cured within two (2) Business Days or such failure to deliver a replacement Note is not cured within seven (7) Business Days.

          4.7 PAYMENT GRACE PERIOD. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note or the Security Agreement or any Related Document, after which grace period the Default Rate shall apply to the monetary amounts due.

                                    ARTICLE V
                                DEFAULT PAYMENTS

          5.1. DEFAULT PAYMENT. If an Event of Default occurs, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.

          5.2. DEFAULT PAYMENT DATE AND DEFAULT NOTICE PERIOD. The Default Payment shall be due and payable on the fifth business day after an Event of Default as defined in Article IV ("DEFAULT PAYMENT DATE") has occurred and is continuing beyond any applicable grace period. The period between the date upon which of an Event of Default has occurred and is continuing beyond any applicable grace period and the Default Payment Date shall be the "DEFAULT PERIOD." If during the Default Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any additional rights the Holder had triggered by the occurrence and continuance of an Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

          5.3. DEFAULT INTEREST RATE. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased to the Default Rate, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate until such Event of Default is cured or waived.

          5.4. CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

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                                   ARTICLE VI
                                  MISCELLANEOUS

          6.1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          6.2. NOTICES. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

          6.3. AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

          6.4. ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.

          6.5. COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

          6.6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

          6.7. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other

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charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          6.8. SECURITY INTEREST. The Holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement dated as of the date hereof.

          6.9. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

       [Balance of page intentionally left blank; signature page follows.]

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          IN WITNESS WHEREOF, the Borrower has caused this Secured Revolving
Note to be signed in its name effective as of this day of December 3, 2003.


                                        TRANSGENOMIC, INC.


                                        By:   /s/ Michael J. Draper
                                            ---------------------------------
                                             Name: Michael J. Draper
                                             Title: CFO


WITNESS:


     /s/ Keith A. Johnson
----------------------------------------

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